UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RVLT	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Consent and Twenty-Second Amendment to Credit Facility

Effective on March 27, 2020, Revolution Lighting Technologies, Inc. (the “Company”) and its direct and indirect subsidiaries (collectively, the “Obligors”) entered into a Consent and Twenty-Second Amendment (the “Twenty-Second Amendment”) to its loan and security agreement (the “Loan Agreement”) with Bank of America N.A. (“Bank of America”). Under the terms of the Twenty-Second Amendment, Bank of America agreed to consent to the sale of substantially all of the assets of All Around Lighting, L.L.C., a Texas limited liability company (“All Around”), to AAL, LLC, a Texas limited liability company (“AAL”), pursuant to an Asset Purchase Agreement dated March 20, 2020 (the “Purchase Agreement”), as well as amend the Loan Agreement to permit adjustment payments to AAL under the Purchase Agreement in an amount not to exceed $100,000.

In exchange for the consent granted under the Twenty-Second Amendment, the Company agreed, among other things to (i) pay the closing consideration under the Purchase Agreement directly to Bank of America, (ii) deliver to Bank of America within 45 days of the effectiveness of the Twenty-Second Amendment evidence of the dissolution of All Around and the transfer of any remaining assets of All Around to another Obligor or Obligors, and (iii) pay Bank of America’s expenses, including attorney’s fees, in connection with the Twenty-Second Amendment and prior open invoices. Upon Bank of America’s receipt of satisfactory confirmation of payment of the closing consideration received under the Purchase Agreement, Bank of America will deliver to the Obligors a UCC-3 Termination Statement to be filed against All Around, and All Around will be released as a borrower under the Loan Agreement and other related loan agreements, except to the extent any obligations or liabilities would otherwise survive pursuant to the terms and conditions of the Loan Agreement and other related loan agreements.

As of March 31, 2020, the Company had total debt of approximately $78.6 million, including aggregate principal and interest outstanding under the Company’s line of credit with Bank of America of approximately $23.4 million, aggregate principal and interest outstanding under loans from Robert V. LaPenta, Sr., the Company’s Chairman, CEO and President, and Aston Capital, LLC of approximately $54.1 million and approximately $1.1 million from other sources. As of March 31, 2020, the Company estimates that it had 1.3 million of available liquidity, reflecting its net cash position plus the remaining borrowing availability under the Loan Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the Company on February 19, 2020, the Company previously entered into a Sixth Amendment to Forbearance Agreement and Twenty-First Amendment to Loan and Security Agreement (the “Twenty-First Amendment”) to the Loan Agreement. Under the terms of the Twenty-First Amendment, Bank of America agreed to forebear, until March 31, 2020, from exercising its rights and remedies as a result of breaches of certain covenants under the Loan Agreement. On April 2, 2020, Bank of America approved an extension of the forbearance period until April 3, 2020. All of the other terms and conditions of the Loan Agreement and the Twenty-First Amendment remain in full force and effect.

The Company will likely need additional funding to continue its operations. The extent of additional funds required will depend on, among other things, the Company’s results of operations and the amount of time and expense necessary to complete the previously announced investigation by the Securities and Exchange Commission (the “SEC”). Mr. LaPenta has informed the Company’s audit committee that at this time he does not intend to provide the Company with additional financing. The Company is working with Bank of America to further amend the Loan Agreement to extend the current maturity date of April 3, 2020, and to provide for ongoing borrowing availability. The Company expects to execute a 45-day extension next week and to work with Bank of America to complete a one-year extension during that period. However, there can be no assurance that the Company will obtain such an amendment. Any failure to obtain such an amendment under the Loan Agreement could result in the exercise of remedies by Bank of America and all amounts becoming due under the Loan Agreement, and cause the Company to become unable to operate as a going concern.

The foregoing description of the Twenty-Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Twenty-Second Amendment, which is attached to this Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 2.03.

Item 8.01 Other Events

As previously disclosed, the Company received a letter, dated October 31, 2019, from the SEC staff (the “Staff”) notifying the Company that it may be subject, without further notice, to an administrative proceeding to revoke the Company’s registration under the Securities Exchange Act of 1934 (the “Exchange Act”) if the Company has not filed all required Exchange Act reports within fifteen days from the date of the letter. The administrative proceeding would be brought by the SEC’s Division of Enforcement pursuant to Section 12(j) of the Exchange Act, and also may suspend trading in the Company’s common stock pursuant to Section 12(k) of the Exchange Act. The Company’s board of directors has determined to not formally respond to the Staff’s deregistration letter and has directed the Company’s representatives to contact the Staff to facilitate an orderly deregistration due to the Company’s unavailability of resources to complete an audit of its historical financial statements.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates,” “expects,” “intends,” “plans,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding further amendments to the Loan Agreement, the Company’s future levels of indebtedness and funding needs and the availability of funding from Bank of America, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s results of operations, the Company’s ability to complete a restatement and audit of its financial statements, the Company’s ability to obtain an extension of maturity under the Loan Agreement, the Company’s ability to continue to meet its liquidity needs, the Company’s ongoing litigation, and SEC investigation and potential future litigation and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Consent and Twenty-Second Amendment to Loan and Security Agreement, dated March 27, 2020, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting — E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, the Guarantors party thereto and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2020

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr.
Chief Executive Officer and President